[HSBC Letterhead]



CONFIDENTIAL

The Talbots, Inc.
175 Beal Street
Hingham, MA 02043
USA                                                                 12 May 2000

Attn:    Mr. Edward L. Larsen
         Senior Vice President


Dear Sir

BANKING FACILITIES

We refer to our recent discussion and are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits. These facilities are subject to review at any time and, in any event by 30 April 2001 and also subject to our overriding right of withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

Uncommitted Import Letter of Credit Facility

LC Issuing Bank       :   The Hongkong and Shanghai Banking Corporation Limited.
                          (please also see "Other terms and conditions" below)

Borrower /
LC Applicant          :    The Talbots, Inc.

Facility Amount       :    USD50,000,000 (previously USD30,000,000)

Purpose               :    For the issuance of Letters of Credit (LC) at sight
                           or with usance periods of up to 6 months, with validity period up to 1 year to finance the import of general merchandise.

Pricing               :    On LC Applicant :
                           - LC Issuance :  Nil
                           - Amendments :  Nil

                           On LC Beneficiary :
                           - Payment of documents  presented via HSBC Branches :
                             Nil
                           - Payment of documents  presented via third party
                             bank : 0.125% (minimum : USD65.00)
                           - Payment  of documents  under  usance  LC : 0.5% per
                             annum

Collateral            :    Nil

Documentation         :    1.        Facsimile Indemnity Letter
                           2.        Continuing  Commercial Letter of Credit and
                                     Security   Agreement   dated  15  May  1996
                                     together  with  amendment  letter  dated 19
                                     July 1999.
                           3.        Letter of Credit  Discrepancy  Waiver dated
                                     11 December 1996.
                           4.        Certified   copy   of   Corporate   Banking
                                     Resolution dated 31 May 1996.
                           5.        Board  Resolution  approving LC facility of
                                     USD30 million  (approval dates : 7 February
                                     1996  /  6   February   1997)   which  were
                                     certified on 21 June 1999.
                           6.        By-Laws of The Talbots, Inc.

Reporting             :    10Q and 10K within 90 days of period end
Requirement

Financial             :    Nil
Covenants

Other Terms           :    USD10m of  the  facility  is available with HSBC Bank
and Conditions             USA  until  30 September  2000  when all  LC issuance
                           should be transferred to Hong Kong. (total LC outstandings in both Hong Kong and the United States however must not exceed overall facility limit of USD50 million at all time).

Please arrange for the authorised signatories to sign and return to us the duplicate copy of this letter to 1) signify your understanding and acceptance of the terms and conditions under which the above facility is granted, and 2) confirm the correctness and validity of all the documentation listed above.

This facility will remain open for acceptance until the close of business on 29 May 2000 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours sincerely                             Accepted and Agreed to   :
                                            The Talbots, Inc.


PEARLY LAW                                  EDWARD L. LARSEN
                                            ----------------

Pearly Law
Relationship Manager

Enc

/jw